UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48034 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 22, 2006, Lear Corporation (“Lear”) issued a press release announcing that David C. Wajsgras will resign as Executive Vice President and Chief Financial Officer of Lear. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Mr. Wajsgras’ resignation will be effective March 10, 2006. James H. Vandenberghe, Lear’s Vice Chairman, will serve as interim Chief Financial Officer until Lear names a replacement for Mr. Wajsgras. Information regarding Mr. Vandenberghe’s employment history and other matters has been disclosed by Lear in its Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2005.
In connection with Mr. Wajsgras’ departure, on February 24, 2006 Matthew J. Simoncini, 45, was promoted to the position of Vice President of Global Finance where he will oversee Lear’s worldwide operational finance organization and serve as Lear’s principal accounting officer. Mr. Simoncini will report to Mr. Vandenberghe. Lear intends to enter into an employment agreement with Mr. Simoncini. Mr. Simoncini previously served as Vice President of Operational Finance of Lear since 2004 during which time he was responsible for Lear’s divisional finance organization. He served as the chief financial officer of Lear’s Europe, Asia and Africa operations from 2001 to 2004. Prior to that, Mr. Simoncini served in a variety of senior finance positions for Lear and United Technologies Automotive, which Lear acquired in 1999. Mr. Simoncini began his career in 1985 with Deloitte & Touche. Mr. Simoncini earned a bachelor’s degree from Wayne State University in Detroit, Michigan and is a Certified Public Accountant. He is also a member of the Michigan Association of Certified Public Accountants.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release dated February 22, 2006

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION,
a Delaware corporation

Date: February 24, 2006	By:	/s/ Daniel A Ninivaggi

	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated February 22, 2006

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